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                                                                     EXHIBIT 5.1

                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]



                              February ____, 1998



Pillowtex Corporation
4111 Mint Way
Dallas, Texas  75237

Ladies and Gentlemen:

         We are acting as counsel to Pillowtex Corporation (the "Company"), a corporation organized under the laws of the State of Texas, in connection with the public offering of $185,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "Series B Notes"), which are to be guaranteed on a senior unsecured basis pursuant to guarantees (the "Guarantees" and together with the Series B Notes, the "Securities") by each of Amoskeag Company, a Delaware corporation, Amoskeag Management Corporation, a Delaware corporation, Bangor Investment Company, a Maine corporation, Beacon Manufacturing Company, a North Carolina corporation, Crestfield Cotton Company, a Tennessee corporation, Downeast Securities Corporation, a Delaware corporation, Encee, Inc., a Delaware corporation, FCC Canada, Inc., a Delaware corporation, Fieldcrest Cannon Financing, Inc., a Delaware corporation, Fieldcrest Cannon, Inc., a Delaware corporation, Fieldcrest Cannon International, Inc., a Delaware corporation, Fieldcrest Cannon Licensing, Inc., a Delaware corporation, Fieldcrest Cannon Sure Fit, Inc., a Delaware corporation, Fieldcrest Cannon Transportation, Inc., a Delaware corporation, Mannetta Home Fashions, Inc., a North Carolina corporation, Moore's Falls Corporation, a Delaware corporation, Pillowtex, Inc., a Delaware corporation, Pillowtex Management Services Company, a Delaware corporation, PTEX Holding Company, a Delaware corporation, St. Marys, Inc., a Delaware corporation, and Tennessee Woolen Mills, Inc., a Tennessee corporation (collectively, the "Guarantors") and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") (No. 333-________) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Series B Notes and the Guarantees under the Securities Act of 1933, as amended (the "Act"). The Series B Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9% Senior Subordinated Notes due 2007 of the Company (the "Series A Notes"), and are to be governed by an Indenture dated as of December 18, 1997 (the "Indenture") by and among the Company, the Guarantors, and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.
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Pillowtex Corporation
February __, 1998
Page 2

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and representatives of the Company and the Guarantors and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity or all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Guarantors that are also Delaware corporations, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations hereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

         Members of the firm are admitted to the bar in the States of New York and Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming the Indenture has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), when the Series B Notes, substantially in the form set forth in an exhibit to the Indenture filed as Exhibit 4.5 to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Series A Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Series B Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, and the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors, in each case, in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law.)

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,



                                       JONES, DAY, REAVIS & POGUE